As filed with the Securities and Exchange Commission on August 31, 2017

Registration No. 333-31522

Registration No. 333-45286

Registration No. 333-178718

Registration No. 333-200800

Registration No. 333-207247

Registration No. 333-213768

Registration No. 333-216773

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-31522

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-45286

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-178718

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-200800

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-207247

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-213768

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-216773

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALBANY MOLECULAR RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1742717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

26 Corporate Circle

Albany, NY 12203

(518) 512-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William S. Marth

Chief Executive Officer

Albany Molecular Research, Inc.

26 Corporate Circle

Albany, New York 12203

Telephone: (518) 512-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori Henderson, Esq.

Albany Molecular Research, Inc.

26 Corporate Circle

Albany, New York 12203

Telephone: (518) 512-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

Albany Molecular Research, Inc., a Delaware corporation (the “Registrant”), is filing this (i) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-31522), (ii) Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-45286), (iii) Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-178718), (iv) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-200800), (v) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-207247), (vi) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-213768), and (vii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-216773) (collectively, the “Prior Registration Statements”).

Pursuant to an Agreement and Plan of Merger, dated June 5, 2017, by and among the Registrant, UIC Parent Corporation, a Delaware corporation (“Parent”), and UIC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Acquiring Parties”), Merger Sub merged with and into the Registrant on August 31, 2017 (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated the offerings of the Registrant’s securities pursuant to the Prior Registration Statements. In accordance with undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany in the State of New York, on August 31, 2017.

ALBANY MOLECULAR RESEARCH, INC.

By:	/S/ William S. Marth
Name: William S. Marth
Title: President and Chief Executive Officer (Principal Executive Officer)

* Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign the Post-Effective Amendments.